[LOGO]                                          NEWS RELEASE

                                                RIGGS NATIONAL CORPORATION
                                                800 17TH STREET, N.W.
                                                WASHINGTON, D.C.  20074-0114




For Immediate Release, Wednesday, January 15, 1997



                       RIGGS NATIONAL CORPORATION ACHIEVES
                      STRONG FINANCIAL PERFORMANCE FOR 1996

                 --Substantial Improvement in Operating Revenue
                           and Reduction in Expenses--


Riggs  National  Corporation   ("Riggs"),   the  largest  bank  holding  company
headquartered in the nation's capital, today announced continued momentum, with significant growth in operating earnings for the year ended December 31, 1996.

Riggs's net earnings  for 1996 were $65.9  million,  or $1.79 per common  share.
Riggs's net earnings for 1995 of $87.8 million, or $2.54 per common share included $55.0 million in nonrecurring income from a reduction in the reserve for loan losses. Net earnings for the fourth quarter of 1996 were $11.2 million, or $.27 per common share. Riggs's net earnings of $13.0 million, or $.34 per common share, for the fourth quarter of 1995 included reduced income tax expense. Net earnings before taxes and minority interest for the fourth quarter of 1996 increased 30.4% from $13.1 million to $17.1 million when compared with the same quarter a year earlier.

Net interest income for 1996 was $153.3 million, an increase of $2.3 million, or 1.5%, compared with $151.0 million in 1995. Net interest income for the fourth quarter of 1996 was $39.4 million, an increase of $1.8 million, or 4.7%, compared with $37.6 million for the prior year's period. Total assets at December 31, 1996 were $5.1 billion, an increase of $403 million, or 8.5%, compared with total assets of $4.7 billion a year earlier.

Noninterest income for 1996 totaled $96.2 million, an increase of $22.2 million, or 30.0%. This increase was primarily due to increases of $6.7 million in net securities gains, $5.1 million in interest on tax receivables, $3.4 million in trust income and $3.2 million from the sale of a portion of Riggs's corporate trust business. Noninterest income for the fourth quarter of 1996 totaled $23.7 million, an increase of $4.4 million, or 22.6% from the prior year's quarter, mostly attributable to the corporate trust business sale.

Noninterest expense for 1996 was reduced to $176.9 million, a 7.8% decrease of $14.9 million from 1995's total of $191.8 million. The decrease in expenses during 1996 was primarily the result of a $5.5 million reduction in net occupancy expense, $5.6 million reduction in salaries and benefits and $4.3 million reduction in FDIC premiums. Noninterest expense for the fourth quarter of 1996 totaled $46.0 million, an increase of $2.1 million (4.9%) from 1995's total. This increase resulted mostly from increases in pension and other benefits expense totaling $1.4 million.


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                                       -2-







Nonperforming assets, including other real estate owned, decreased $7.8 million, or 17.0%, during the year to $38.1 million at December 31, 1996. At year-end 1996, Riggs's reserve to total loans ratio stood at 2.4%. Nonperforming loans totaled $10.0 million at year-end 1996, with a reserve to nonperforming loans (coverage) ratio over 640%.

Joe L. Allbritton, Chairman and Chief Executive Officer of Riggs National Corporation, said, "Riggs completed its 160th year of operations in strong financial condition with significant improvement in noninterest income and reduction in operating expenses. We achieved the highest capital ratios in Riggs's history and produced record profits from operations. In 1997, we look forward to further strengthening of our fee-based services and continued benefits from our expense control efforts."

Separately, the Board of Directors of Riggs National Corporation declared a dividend of $.05 on its Common Stock and a dividend of $.671875 on its Series B Preferred Stock. The dividends on the Common Stock and Series B Preferred Stock are payable February 3, 1997 and February 1, 1997, respectively, to shareholders of record January 24, 1997 for both the Common and Preferred Stock.

Riggs National Corporation is a Washington, D.C. based multi-bank holding company with banks in the Washington, D.C. metropolitan area, The United Kingdom and France. Riggs serves the Washington community with 32 locations in the District of Columbia, 16 in Virginia and 9 in Maryland. The Corporation's common shares are traded on the NASDAQ National Market System under the symbol "RIGS".

                                 (tables follow)

For more information, contact:
Timothy C. Coughlin, 202-835-5507




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                                       -3-
RIGGS NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands, except per share amounts)

                                                                 Three Months Ended                    Twelve Months Ended
                                                                    December 31,                           December 31,
                                                              1996              1995                 1996              1995
                                                          -------------     --------------       -------------     -------------
EARNINGS:
Interest Income                                         $       74,077    $        74,236      $      293,198    $     298,799
Interest Expense                                                34,727             36,652             139,891          147,821
                                                          -------------     --------------       -------------     -------------
Net Interest Income                                             39,350             37,584             153,307          150,978
Provision for Loan Losses                                          --                 --                  --           (55,000)
                                                          -------------     --------------       -------------     -------------
Net Interest Income After Provision for Loan Losses             39,350             37,584             153,307          205,978
Noninterest Income Excluding Securities Gains, Net              23,682             19,013              89,007           73,493
Securities Gains, Net                                                4                310               7,170              511
                                                          -------------     --------------       -------------     -------------
Total Noninterest Income                                        23,686             19,323              96,177           74,004
Total Noninterest Expense                                       45,965             43,819             176,947          191,834
                                                          -------------     --------------       -------------     -------------
Income Before Tax and Minority Interest                         17,071             13,088              72,537           88,148
Applicable Income Tax Expense                                    5,430                 91               6,174              346
Minority Interest in Dividends of Subsidiary, Net of Tax           420                --                  420               --
                                                          -------------     --------------       -------------     -------------
Net Income                                              $       11,221    $        12,997      $       65,943    $      87,802
Less:  Dividends on Preferred Stock                              2,687              2,687              10,750           10,750
                                                          -------------     --------------       -------------     -------------
Net Income Applicable to Common Stockholders            $        8,534    $        10,310      $       55,193    $      77,052

Earnings Per Common Share                               $          .27    $           .34      $         1.79    $        2.54

AVERAGES:
Total Assets                                            $    4,750,744    $     4,589,784      $    4,716,369    $   4,573,151
Total Earning Assets                                         4,287,680          4,102,396           4,222,265        4,122,017
Total Loans, Net of Premium, Discount & Fees                 2,620,052          2,561,210           2,557,412        2,543,154
Total Interest-Bearing Deposits                              3,024,221          2,931,759           2,993,458        2,928,355
Total Noninterest-Bearing Deposits                             819,139            825,490             812,515          816,758
Total Deposits                                               3,843,360          3,757,249           3,805,973        3,745,113
Total Interest-Bearing Liabilities                           3,426,462          3,341,938           3,444,905        3,394,597
Total Stockholders' Equity                                     419,188            366,082             400,067          310,844

OTHER FINANCIAL INFORMATION:
Net Interest Margin                                               3.74 %             3.70 %              3.72 %           3.74 %
Return on Average Assets                                           .94 %             1.12 %              1.40 %           1.92 %
Return on Average Stockholders' Equity                           10.65 %            14.09 %             16.48 %          28.25 %
Return on Average Common Equity                                  10.48 %            15.10 %             18.10 %          35.73 %
Common Shares Outstanding                                   30,372,546         30,274,464          30,372,546       30,274,464
Average Common Shares Outstanding                           30,367,149         30,268,690          30,317,572       30,257,585
Book Value Per Common Share Outstanding                                                        $        10.88    $        9.30
Period End Stockholders' Equity to Total Assets                                                          8.29 %           7.96 %

PERIOD END:
Total Assets                                                                                   $    5,135,100    $   4,732,533
Total Earning Assets                                                                                4,621,463        4,196,339
Total Loans, Net of Premium, Discount & Fees                                                        2,637,834        2,571,959
Total Goodwill                                                                                          4,395            4,689
Total Core Deposits and Other Intangibles                                                              11,498           14,725
Total Interest-Bearing Deposits                                                                     3,158,089        2,974,292
Total Noninterest-Bearing Deposits                                                                    892,594          910,887
Total Deposits                                                                                      4,050,683        3,885,179
Total Interest-Bearing Liabilities                                                                  3,604,848        3,393,392
Minority Interest/Trust Preferred Securities                                                          150,000               --
Total Stockholders' Equity                                                                            425,776          376,669

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RIGGS NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS (Unaudited)
(In thousands, except per share amounts)

                                                                                   December 31,                December 31,
                                                                                       1996                        1995
                                                                                 -----------------           -----------------
NONPERFORMING ASSETS AND PAST DUE LOANS:
Nonaccrual Loans                                                               $           9,876           $           9,326
Renegotiated Loans (1)                                                                       125                       3,410
Other Real Estate Owned, Net                                                              28,121                      33,197
                                                                                 -----------------           -----------------

Total Nonperforming Assets                                                     $          38,122           $          45,933

Loans Past Due 90 Days or More                                                 $           3,849           $           5,459

Potential Problem Loans                                                        $           1,636           $           8,106
Other Potential Problem Assets                                                                --                       4,700

Nonaccrual Loans to Total Loans                                                              .37  %                      .36  %
Nonperforming Assets to Total Loans and
    Other Real Estate Owned, Net                                                            1.43  %                     1.76  %
Nonperforming Assets to Total Assets                                                         .74  %                      .97  %

RESERVE FOR LOAN LOSSES:
Reserve for Loan Losses                                                        $          64,486           $          56,546
Reserve for Loan Losses to Total Loans                                                      2.44  %                     2.20  %
Reserve for Loan Losses to Nonaccrual and Renegotiated Loans                              644.80  %                   443.99  %
Net Charge-Offs (Recoveries) for the Three Months                              $          (2,548)          $          (1,393)
Net Charge-Offs (Recoveries) for the Three Months to Average Loans                          (.10) %                     (.05) %
Net Charge-Offs (Recoveries) for the Twelve Months                             $          (6,575)          $         (14,538)
Net Charge-Offs (Recoveries) for the Twelve Months to Average Loans                         (.26) %                     (.57) %

CAPITAL RATIOS:
RIGGS NATIONAL CORPORATION:
Tier 1 Capital to Risk-Weighted Assets                                                     20.04  %                    13.57  %
Combined Tier 1 & Tier 2 Capital to Risk-Weighted Assets                                   28.47  %                    21.62  %
Leverage                                                                                   11.84  %                     8.03  %

RIGGS BANK N.A. (2):
Tier 1 Capital to Risk-Weighted Assets                                                     18.66  %                      N/A  %
Combined Tier 1 & Tier 2 Capital to Risk-Weighted Assets                                   19.92  %                      N/A  %
Leverage                                                                                   10.96  %                      N/A  %


[FN]
(1) - Loans for which terms have been renegotiated to provide a reduction of interest or principal as a result of a deterioration in the financial position of the borrower in accordance with Statement of Financial Accounting Standards No. 15. Renegotiated loans do not include $10.6 million in loans renegotiated at market terms that have performed in accordance with their respective renegotiated terms. These performing, market rate loans are no longer included in nonperforming asset totals.

(2) -On March 28, 1996, the Corporation merged its three national banking subsidiaries: The Riggs National Bank of Washington, D.C., The Riggs National Bank of Virginia and The Riggs National Bank of Maryland, renaming the combined national bank Riggs Bank National Association ("Riggs Bank N.A."). Riggs Bank N.A. is a wholly owned subsidiary of Riggs National Corporation.



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